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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 14, 2004

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  0-22055                      11-3223672
(State or other Jurisdiction of    (Commission                (IRS Employer No.)
Identification Incorporation)      File Number)


                              4424 Sixteenth Avenue
                               Brooklyn, New York 11204
                    (Address of Principal Executive Offices)


                                 (718) 851-2881
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     TTR Technologies, Inc. (hereinafter, "TTR" or the "Company") and Lucent Technologies, Inc. ("Lucent") have entered into the Development and Licensing Agreement, dated as of January 6, 2004 (the " Agreement"), pursuant to which Lucent will be developing for TTR next-generation "Triple Play" management and routing equipment (collectively, the "Equipment") designed to provide Fiber-to-the-Premises capabilities to customers for voice, video and data and over-the-Internet protocol (VoIP).

     The Agreement contemplates that Lucent will deliver to the Company fully operational Equipment designs, beginning in February 2004; it is contemplated that all of the design packages will be delivered by August 15, 2004.

     Under the Agreement, the Company has a non-exclusive, worldwide and perpetual license to develop and market the Equipment. Lucent has agreed that it will not use technologies developed with the Company for creating or marketing products that may directly compete with the Equipment.

     As consideration, the Company will pay to Lucent $3 million, of which $100,000 was remitted upon signing of the Agreement. Upon approval of Agreement by the Company's stockholders, the Company will release to Lucent $1 million, which has been deposited into escrow pending such approval. Payments aggregating $800,000 will be due periodically through September 2004. Additional payments of $500,000 and $600,000 are due, respectively, in each of December 2004 and March 2005, provided, however, that if fully operational Equipment designs are not delivered by certain specified dates, then, under certain conditions, the Company is entitled to delay or withhold the last two payments. Lucent will also be entitled to royalties based on the revenues collected by the Company from the sale or license of the Equipment.

     Lucent is obligated to obtain specified regulatory certifications and satisfy certain customer driven requirements (collectively, the "Requirements"). It is anticipated that the aggregate cost for obtaining the Requirements will be $700,000, which is to be shared equally by Lucent and the Company. Additionally, Lucent and the Company will equally share one-time third party license fees of $220,000.

     Lucent has agreed to provide to the Company technical, sales and marketing assistance for a period of two years following the execution of the Agreement. Lucent has also agreed to the non-exclusive use by the Company of the Lucent logo in connection with the sale and marketing of the Equipment.

     The Company expects soliciting stockholder approval to the Agreement and the transactions contemplated thereunder. No assurance can however be provided that stockholder approval will be obtained.

Exhibit List

     99.1   Press Release issued on January 14, 2004

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: January 14, 2004                        TTR TECHNOLOGIES, INC.

                                              By: /s/ Judah Marvin Feigenbaum
                                                 ---------------------------
                                                 Judah Marvin Feigenbaum
                                                 Chief Executive Officer